EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in Registration Statement No. 33-90932 on Form S-8, and Registration Statement No. 333-3132 on Form S-8 of our report dated March 3, 1997, appearing in this Annual Report on Form 10-K of Kelley Oil & Gas Corporation for the year ended December 31, 1996.

DELOITTE & TOUCHE LLP

Houston, Texas
March 26, 1997